Filed pursuant to Rule 424(b)(5)

Registration No. 333-179694

PROSPECTUS SUPPLEMENT (To the Prospectus dated March 13, 2012)

$10,000,000

Common Stock

We have entered into an At Market Issuance Sales Agreement with MLV & Co., LLC, or MLV, which we refer to as the sales agreement, relating to shares of our common stock, par value $0.001 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell up to $10,000,000 of shares of our common stock from time to time through MLV acting as agent.

Our common stock is listed on The NASDAQ Capital Market under the symbol “KGJI”. On November 18, 2014, the last reported sale price of our common stock on The NASDAQ Capital Market was $1.15 per share.

Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including, without limitation, sales made directly on The NASDAQ Capital Market or any other existing trading market for our common stock or sales made to or through a market maker other than on an exchange. MLV will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices.

MLV will be entitled to compensation equal to 5.0% of the gross proceeds from the sale of the shares of common stock sold through it under the sales agreement, as further described herein under the caption “Plan of Distribution.” In connection with the sale of shares of common stock on our behalf, MLV will be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation of MLV will be deemed to be underwriting commissions or discounts.

The aggregate market value of our common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 is $68,126,391, which was calculated based on 49,011,792 shares of our common stock outstanding held by non-affiliates and at a price of $1.39 per share, the closing price of our common stock on September 29, 2014. As of the date hereof, we have not offered any common stock pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Our business and an investment in our common stock involve a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 3 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 19, 2014

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which is part of a shelf registration statement on Form S-3 (File No. 333-179694) that we filed with the Securities and Exchange Commission, or SEC, under the Securities Act of 1933, as amended, or the Securities Act. The accompanying prospectus gives more general information about securities we may offer from time to time, including the common stock in this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined, together with all documents incorporated by reference. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus we file with the SEC to which we have referred you. We have not, and MLV has not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus and any free writing prospectus or of any sale of securities offered hereby. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus.

Neither we nor MLV are offering to sell, nor seeking offers to buy, the shares of our common stock in jurisdictions where such offers and sales are not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the shares in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside of the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless we have indicated otherwise or the context otherwise requires, references in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein to the “Company,” “we,” “us” and “our” refer to Kingold Jewelry, Inc. and its subsidiaries.

Currency

Unless otherwise noted, all currency figures in this filing are in U.S. dollars. References to “yuan” or “RMB” are to the Chinese yuan (also known as the renminbi). According to xe.com, as of November 18, 2014, US$1 = 6.12RMB.

Third Party Data

This prospectus supplement and the accompanying prospectus contain estimates and other information concerning our industry, including market size and growth rates, that are based on industry publications, surveys and forecasts, including those generated by World Gold Council, Gems and Jewelry Trade Association of China, the China Gold Association and the State Bureau of Statistics of China. Zhihong Jia, our chief executive officer and chairman of the board of directors, has served as vice president of the Gems and Jewelry Trade Association of China since November 2005. Bin Nan Zhang, one of our independent directors, has served as the vice president and secretary general of the China Gold Association since May 2008. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, includes those described in “Risk Factors” in this prospectus supplement.

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 PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement and our consolidated financial statements and the related notes and the other documents incorporated by reference into this prospectus supplement and in the accompanying prospectus.

Business Overview

Through a variable interest entity, or VIE, relationship with Wuhan Kingold Jewelry Company Limited, or Wuhan Kingold, a corporation incorporated in the People’s Republic of China, or PRC, we believe that we are one of the leading professional designers and manufacturers of high quality 24 Karat gold jewelry and PRC ornaments developing, promoting, and selling a broad range of products to the rapidly expanding jewelry market across the PRC. We offer a wide range of in-house designed products including, but not limited to, gold necklaces, rings, earrings, bracelets, and pendants.

We have historically sold our products directly to distributors, retailers and other wholesalers, who then sell our products to consumers through retail counters located in both department stores and other traditional stand-alone jewelry stores. We sell our products to our customers at a price that reflects the market price of the base material, plus a mark-up reflecting our design fees and processing fees. This mark-up typically ranges from 3% – 6% of the price of the base material.

We aim to become an increasingly important participant in the PRC’s gold jewelry design and manufacturing sector. In addition to expanding our design and manufacturing capabilities, our goal is to provide a large variety of gold products in unique styles and superior quality under our brand, Kingold.

In light of the fast growth in the investment gold business sector, we have signed agreements with various leading banks in China, such as the Bank of Communication and China Merchant Bank, to sell gold bars and coins and other products through bank branches. We tested this business model in 2011, and investment gold accounted for approximately 8.9% of our total revenue in 2013 and 5.0% of our total revenue in 2012. Our total sales of investment gold for the first six months of 2014 amounted to roughly $14.1 million. We anticipate that the investment gold business will continue to become an increasingly important part of our business in the future.

To broaden our business lines and strengthen our processing capacity, in October 2013, we entered into an agreement to acquire the operating rights for 66,667 square meters (approximately 717,598 square feet, or 16.5 acres) of land in Wuhan for an aggregate purchase price of RMB1 billion (approximately US$164 million at the spot rate). We have financed the installment payments paid to date through bank loans, and may finance the remaining payments through either additional bank loans or other sources of financing. We may finance part of the remaining payments through proceeds derived from the presale of some of the commercial units if we can obtain the pre-sale permit from the governing authority in time. The land use rights are held in the Shanghai Creative Industry Park, which we intend to rename the Kingold International Jewelry and Cultural Industry Park, or the Jewelry Park for purposes of this prospectus supplement and the accompanying prospectus. We intend to develop the land and to utilize the completed Jewelry Park as our new operation center and show center. We also plan to rent spaces within the Jewelry Park to other jewelry manufacturers in China, and may also sell developed commercial and residential properties built on this site to individual and corporate buyers. The agreement was structured as an equity purchase of the company holding the land use rights, with Wuhan Wansheng House Purchasing Limited initially granting us a portion of Wuhan Huayuan Science and Technology Development Limited Company’s, or Wuhan Huayuan’s, ownership, granting us the right to appoint the chief financial officer for the project to supervise and manage the use of funds, and naming Wuhan Huayuan as agent for the completion of the construction. Accordingly, we now own 60% of the Jewelry Park. Upon our payment of the final installment payment, we will become the 100% owner of the Jewelry Park. However, because no other assets or liabilities have been transferred with the acquisition of Wuhan Wansheng, we are treating the Jewelry Park acquisition as an asset purchase for accounting purposes.

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 Our Strengths

We believe the following strengths contribute to our competitive advantages and differentiate us from our competitors:

•	We have a proven manufacturing capability;

•	We have a proven design capability;

•	We believe that we have superior brand awareness in the PRC;

•	We have a well-established distribution network throughout the PRC;

•	We believe that we have significant advantages in the areas of capacity, technology and talent when compared to our competitors;

•	We are a member of the Shanghai Gold Exchange, which has a very limited membership and which affords the right to purchase gold directly from the Shanghai Gold Exchange; and

•	We have an experienced management team in the Chinese gold industry.

Our Strategy

Our goal is to be the leading designer and manufacturer of 24 Karat gold jewelry products and to become a sizable supplier of investment gold products in the PRC. We intend to achieve our goal by implementing the following strategies:

•	We intend to increase production capacity and marketing abilities through both existing channels and the planned Jewelry Park;

•	We plan to continue to specialize in the manufacture of 24 Karat gold jewelry;

•	We intend to further promote and improve the use of our brand recognition;

•	We intend to increase the automation in our production line;

•	We intend to enlarge our PRC customer base; and

•	We intend to expand into the international gold market, specifically the Middle East.

Company History

We were initially incorporated in 1995 in Delaware as Vanguard Enterprises, Inc. In 1999, we changed our corporate name to Activeworlds.com, Inc. (and subsequently to Activeworlds Corp.), and through a wholly-owned subsidiary, we provided internet software products and services that enabled the delivery of three-dimensional content over the internet. We operated that business until September 11, 2002 when we sold that business to our former management and we became a shell company with no significant business operations. As a result of the consummation of a reverse acquisition transaction as described below, on December 23, 2009, we ceased to be a shell company and became an indirect holding company for Wuhan Vogue-Show Jewelry Co., Limited, or Vogue-Show, through Dragon Lead Group Limited, or Dragon Lead.

Acquisition of Kingold and Name Change

In December 2009, we acquired 100% of Dragon Lead from the shareholders of Dragon Lead in a share exchange transaction pursuant to which the shareholders of Dragon Lead exchanged 100% ownership in Dragon Lead, for 33,104,234 shares of our common stock. As a result, Dragon Lead became our wholly owned subsidiary. Dragon Lead owns 100% of Vogue-Show and Vogue-Show controls Wuhan Kingold through a series of VIE agreements, or the VIE Agreements. We currently operate through Dragon Lead and Vogue-Show.

In February 2010, we changed our name to Kingold Jewelry, Inc. to better reflect our business.

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Organizational History of Dragon Lead and its Subsidiaries

Dragon Lead, a British Virgin Islands (BVI) corporation, was incorporated on July 1, 2008 as an investment holding company. Dragon Lead owns 100% of the ownership interest in Vogue-Show.

Vogue-Show was incorporated in the PRC as a wholly foreign owned enterprise, or WFOE, on February 16, 2009. Wuhan Kingold was incorporated in the PRC as a limited liability company on August 2, 2002 by Zhihong Jia, as the major shareholder, and Xue Su Yue, who sold her shares in Wuhan Kingold to Zhihong Jia and Chen Wei in 2003. On October 26, 2007, Wuhan Kingold was restructured as a joint stock company limited by shares. Its business activities are principally the design and manufacture of gold ornaments in the PRC. Wuhan Kingold’s business license will expire on July 1, 2052 and is renewable upon expiration. The registered and paid-in capital of Wuhan Kingold is RMB 120 million.

Corporate Information

We are a Delaware corporation. Our principal executive office is located at 15 Huangpu Science and Technology Park, Jiang’an District, Wuhan, Hubei Province, PRC 430023. Our telephone number is (011) 86 27 65694977 and our website address is www.kingoldjewelry.com. The information on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus supplement or the accompanying prospectus.

The name “Kingold” is our registered trademark in the PRC. See “Item 1. Business—Intellectual Property” in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference in this prospectus supplement.

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The Offering

Common stock offered by us	Shares of common stock having an aggregate offering price of up to $10,000,000.

Manner of offering	“At the market offering” that may be made from time to time through our sales agent, MLV & Co. LLC. See “Plan of Distribution” on page S-9 of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from this offering for the purchase of additional raw materials for our products, working capital and other general corporate purposes. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk Factors	See “Risk Factors” beginning on page S-6 of this prospectus supplement and the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing in our common stock.

NASDAQ Capital Market symbol	“KGJI”

Unless we indicate otherwise, all information in this prospectus supplement: (1) is based on 65,953,462 shares of common stock issued and outstanding as of November 11, 2014; (2) excludes 3,130,000 shares of our common stock issuable upon exercise of outstanding stock options under our 2011 Stock Incentive Plan at a weighted average exercise price of $1.93 per share as of September 30, 2014; and (3) excludes 1,117,778 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $1.68 per share as of September 30, 2014.

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RISK FACTORS

An investment in our common stock offered hereby involves a high degree of risk. You should carefully consider the risks described below and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K, before making an investment decision. The risks described below are not the only ones we face. Additional risks not presently known to us or that we currently consider immaterial may also adversely affect our business. We have attempted to identify below the major factors that could cause differences between actual and planned or expected results, but we cannot assure you that we have identified all such factors.

If any of the following risks actually happen, our business, financial condition and operating results could be materially adversely affected. In this case, the trading price of our common stock could decline, and you could lose all or part of your investment.

In assessing these risks, you should also refer to the other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and related notes.

Risks Related to this Offering

Sales of our common stock in this offering, or the perception that such sales may occur, could cause the market price of our common stock to fall.

We may issue shares of our common stock with aggregate sales proceeds of up to $10,000,000 from time to time in connection with this offering. The issuance from time to time of these new shares of common stock, or our ability to issue these new shares of common stock in this offering, could have the effect of depressing the market price of our common stock.

Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business.

We currently intend to use the net proceeds from this offering for the purchase of additional raw materials for our products, working capital and other general corporate purposes.

Pending their use, we expect to invest the net proceeds from this offering in short-term, interest-bearing, marketable securities. These investments may not yield a favorable return to our stockholders. See “Use of Proceeds” for a more detailed description of our proposed use of proceeds from this offering.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or our future financial performance and can be identified by the use of forward-looking terminology such as “estimate,” “project,” “forecast,” “plan,” “believe,” “may,” “expect,” “anticipate,” “intend,” “planned,” “potential,” “can,” “expectation” and similar expressions, or the negative of those expressions. These forward-looking statements are based on management’s reasonable current assumptions and expectations. Such forward-looking statements involve risks, uncertainties and other factors, which may cause our actual results, levels of activity, performance or achievement to be materially different from any future results expressed or implied by such forward-looking statements, and there can be no assurance that actual results will not differ materially from management’s expectations. Such factors include, among others, the following:

•	changes in the market price of gold;

•	our ability to implement the key initiatives of, and realize the gross and operating margins and projected benefits (in the amounts and time schedules we expect) from, our business strategy;

•	non-performance of suppliers on their sale commitments and customers on their purchase commitments;

•	non-performance of third-party service providers;

•	adverse conditions in the industries in which our customers operate, including a general economic downturn, a recession globally, or sudden disruption in business conditions, and our ability to withstand an economic downturn, recession, cost inflation, competitive or other market pressures, or conditions;

•	the effect of political, economic, legal, tax and regulatory risks imposed on us, including foreign exchange or other restrictions, adoption, interpretation and enforcement of foreign laws including any changes thereto, as well as reviews and investigations by government regulators that have occurred or may occur from time to time, including, for example, local regulatory scrutiny in the People’s Republic of China, or the PRC;

•	our ability to manage growth;

•	our ability to complete the construction and development of, and then successfully manage, the proposed Kingold International Jewelry and Culture Industry Park;

•	our ability to successfully identify new business opportunities and identify and analyze acquisition candidates, secure financing on favorable terms and negotiate and consummate acquisitions as well as to successfully manage any acquired business;

•	our ability to integrate acquired businesses;

•	the effect of economic factors, including inflation and fluctuations in interest rates and currency exchange rates, foreign exchange restrictions and the potential effect of such factors on our business, results of operations and financial condition;

•	our ability to retain and attract senior management and other key employees;

•	any internal investigations and compliance reviews of Foreign Corrupt Practices Act and related U.S. and foreign law matters in the PRC and additional countries, as well as any disruption or adverse consequences resulting from such investigations, reviews, related actions or litigation;

•	changes in PRC or U.S. tax laws;

•	increased levels of competition, and competitive uncertainties in our markets, including competition from companies in the gold jewelry industry in the PRC, some of which are larger than we are and have greater resources;

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•	the impact of the seasonal nature of our business, adverse effect of rising energy, commodity and raw material prices, changes in market trends, purchasing habits of our consumers and changes in consumer preferences;

•	our ability to protect our intellectual property rights;

•	the risk of an adverse outcome in any material future litigation;

•	our ratings, our access to cash and financing and ability to secure financing at attractive rates;

•	the success of our research and development activities;

•	our continuing relationship with major banks in the PRC with whom we have certain gold lease agreements and from whom we obtain certain working capital loans;

•	our ability to understand the PRC’s commercial real estate market as we begin to build the recently acquired Kingold International Jewelry and Culture Industry Park and to manage the relationships with the planned tenants in such park;

•	our ability to obtain the government permits necessary to sell certain commercial property that we are developing in the Kingold International Jewelry and Culture Industry Park;

•	our ability to comply with environmental laws and regulations;

•	our knowledge of and marketing capabilities in markets outside of the PRC, particularly the Middle East, as we begin to expand our business outside of the PRC through our formation of a joint venture with a Kuwaiti entity;

•	our deploying the net proceeds of this offering in a way that yields a return, if any, that is favorable to us; and

•	other risks, including those described in the “Risk Factors” section of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

We cannot assure you that we have identified all of the factors that create uncertainties. Moreover, new risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. You should not place undue reliance on forward-looking statements.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the information incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may change. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events. We qualify all of the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus and particularly our forward-looking statements, by these cautionary statements.

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USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $10.0 million from time to time. The actual net proceeds we will receive will depend on the number of shares issued in the offering and the offering price for such shares.

We intend to use the net proceeds from this offering for the purchase of additional raw materials for our products, working capital and other general corporate purposes.

We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this offering. Pending the uses described above, we intend to invest the net proceeds.

DIVIDEND POLICY

Although we recently declared and paid a special one-time dividend, we currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any additional cash dividends on our common stock for the foreseeable future. Investors seeking cash dividends in the immediate future should not purchase our common stock. Future cash dividends, if any, will be at the discretion of our board of directors and will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors as our board of directors may deem relevant. We can pay dividends only out of our profits or other distributable reserves and dividends or distribution will only be paid or made if we are able to pay our debts as they fall due in the ordinary course of business. Payment of future dividends, if any, will be at the discretion of the board of directors after taking into account various factors, including current financial condition, operating results, current and anticipated cash needs and regulations governing dividend distributions by wholly foreign owned enterprises in the PRC.

If we do not pay dividends, a return on your investment will occur only if the market price of our common stock appreciates.

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PLAN OF DISTRIBUTION

We have entered into an At Market Issuance Sales Agreement, or sales agreement, with MLV & Co. LLC, or MLV, under which we may offer and sell up to $10,000,000 of shares of our common stock from time to time through MLV acting as the agent. The sales agreement will be filed under the Exchange Act as an exhibit to a current report on Form 8-K, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. Sales of shares of our common stock, if any, under this prospectus supplement may be made in negotiated transactions or transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on The NASDAQ Capital Market or any other existing trading market for our common stock or sales made to or through a market maker other than on an exchange.

Each time we wish to issue and sell common stock under the sales agreement, we will notify MLV of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed MLV, unless MLV declines to accept the terms of the notice, MLV has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of MLV under the sales agreement to sell our common stock are subject to a number of conditions that we must meet.

MLV will provide written confirmation to us no later than the opening of the trading day on The NASDAQ Capital Market following the trading day in which shares of our common stock are sold under the sales agreement. Each confirmation will include the number of shares sold on the preceding day, the net proceeds to us and the compensation payable by us to MLV in connection with the sales.

We will pay MLV commissions for its services in acting as agents in the sale of our common stock. MLV will be entitled to compensation at a commission rate equal to 5.0% of the gross sales price per share sold. We have also agreed to reimburse MLV for legal expenses incurred by it up to $25,000 in the aggregate.

We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to MLV under the terms of the sales agreement, will be approximately $115,000.

Settlement for sales of shares of our common stock will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and MLV in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of our common stock on our behalf, MLV will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the MLV will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to MLV against certain civil liabilities, including liabilities under the Securities Act.

The offering pursuant to the sales agreement will terminate upon the earlier of (1) the issuance and sale of all shares of our common stock subject to the sales agreement; and (2) the termination of the sales agreement as permitted therein.

MLV and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, MLV will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Reed Smith LLP, New York, New York. Certain legal matters will be passed upon for MLV by LeClairRyan, A Professional Corporation, New York, New York.

EXPERTS

Friedman LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, as set forth in their reports, which are incorporated by reference in this prospectus supplement and accompanying prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Friedman LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 (File No. 333-179694) we filed with the SEC under the Securities Act and do not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. You may inspect a copy of the registration statement, including the exhibits and schedules thereto, without charge, at the SEC’s public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

We also maintain a web site at www.kingoldjewelry.com, through which you can access our SEC filings. The information on our web site is not part of, and should not be construed as being incorporated by reference into, this prospectus supplement or the accompanying prospectus.

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PROSPECTUS

KINGOLD JEWELRY, INC.

$80,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, debt securities, or a combination of these securities, or units, for an aggregate initial offering price of up to $80.0 million. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market under the symbol “KGJI.”  On March 6, 2012, the last reported sales price of our common stock was $2.05. We will apply to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the NASDAQ Capital Market. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the NASDAQ Capital Market or any other securities market or exchange covered by the prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in any of our common stock involves risk.  You should carefully consider the Risk Factors beginning on page 3 of this prospectus in addition to Risk Factors contained in the applicable prospectus supplement, before you make an investment in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus if truthful or complete.  Any representation to the contrary is a criminal offense.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities.  See “Plan of Distribution.”

The date of this prospectus is March 13, 2012

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement.  We have not authorized any dealer, salesman or any other person to provide you with additional or different information.  This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction.  You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.  We will disclose any material changes in our affairs in a post-effective amendment to the registration statement of which this prospectus is a part, a prospectus supplement, or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus.

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PROSPECTUS SUMMARY

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $80,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement.

You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find Additional Information” before buying any securities in this offering.

The terms “we,” “us,” “our,” and the “Company” refer only to Kingold Jewelry, Inc. (“Kingold”) and its subsidiaries, unless the context suggests otherwise. Additionally, unless we indicate otherwise, references in this prospectus to:

• “China” and the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;

• “RMB” and “Renminbi” are to the legal currency of China; and

• “$,” “US$” and “U.S. dollars” are to the legal currency of the United States.

Kingold

Since December 2009, we have been engaged in the design, manufacturing and sale of gold jewelry in the PRC, via a variable interest entity relationship with Wuhan Kingold Jewelry Company Limited, or Wuhan Kingold, a PRC company.

We were initially incorporated in 1995 in Delaware as Vanguard Enterprises, Inc. In 1999, we changed our corporate name to Activeworlds.com, Inc. (and subsequently to Activeworlds Corp.) and through a wholly-owned subsidiary we provided internet software products and services that enabled the delivery of three-dimensional content over the internet. We operated that business until September 11, 2002 when we sold that business to our former management and we became a shell company with no significant business operations. As a result of the consummation of a reverse acquisition transaction as described below, on December 23, 2009, we ceased to be a shell company and became an indirect holding company for Wuhan Vogue-Show Jewelry Co., Limited, or Vogue-Show, through Dragon Lead Group Limited, or Dragon Lead.

Through a variable interest entity relationship with Wuhan Kingold, we believe that we are one of the leading professional designers and manufacturers of high quality 24-Karat gold jewelry and Chinese ornaments developing, promoting, and selling a broad range of products to the rapidly expanding jewelry market across the PRC. According to accreditations provided by the China Gold Association, we ranked as one of the top three gold jewelry manufacturers in China in both 2008 and 2009. We offer a wide range of in-house designed products including but not limited to gold necklaces, rings, earrings, bracelets, and pendants. We launch as many as 900 new products each month, and approximately 10,000 every year.

We have historically sold our products directly to distributors, retailers and other wholesalers, who then sell our products to consumers through retail counters located in both department stores and other traditional stand-alone jewelry stores. We sell our products to our customers at a price that reflects the market price of the base material, plus a mark-up reflecting our design fees and processing fees. Typically this mark-up ranges from 4 – 6% of the price of the base material.

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We aim to become an increasingly important participant in the PRC’s gold jewelry design and manufacturing sector. In addition to expanding our design and manufacturing capabilities, our goal is to provide a large variety of gold products in unique styles and superior quality under our brand, Kingold.

We are located in Wuhan, which is one of the largest cities in China.  Our headquarters office is located at 5 Huangpu Science and Technology Park, Jiang’an District, Wuhan, Hubei Province, PRC 430023. Our telephone number is (011) 86 27 65694977 and our website address is http://www.kingoldjewelry.com.  Information contained on, or that can be accessed through, our website is not part of this prospectus.

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RISK FACTORS

Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission on March 31, 2011 and in our most recent Quarterly Report on Form 10-Q, which are incorporated herein by reference in its entirety, as well as any amendment or update thereto reflected in subsequent filings with the Securities and Exchange Commission.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

DISCLOSURE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are based on our current expectations and beliefs, including estimates and projections about our industry.  Forward-looking statements may be identified by use of terms such as “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “believes” and similar expressions, although some forward-looking statements are expressed differently.  Statements concerning our financial position, business strategy and plans or objectives for future operations are forward-looking statements.  These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict and may cause actual results to differ materially from management’s current expectations.  Such risks and uncertainties include those set forth herein under “Risk Factors.”  The forward-looking statements in this prospectus speak only as of the time they are made and do not necessarily reflect our outlook at any other point in time.

Except as may be required under the federal securities laws, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.  You are advised, however, to read any further disclosures we make on related subjects in our filings with the SEC, including Form 10-K, Form 10-Q and Form 8-K reports.  Also note that under the caption “Risk Factors,” we provide a cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our business.  These are factors that we think could cause our actual results to differ materially from expected and historical results.  Other factors besides those listed in “Risk Factors,” including factors described as risks in our filings with the SEC, could also adversely affect us.  For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending the uses described above, we intend to invest the net proceeds in short-term, interest bearing, investment-grade securities.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 100,500,000 shares, par value $0.001 per share, consisting of 100,000,000 shares of common stock and 500,000 shares of preferred stock. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our amended certificate of incorporation and bylaws, which have been filed previously with the SEC .

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As of March 6, 2012, there were 53,107,343 shares of our common stock outstanding.

Common Stock

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors from funds legally available therefore. Cash dividends are at the sole discretion of our board of directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock

No shares of preferred stock are issued or outstanding. Our board of directors is authorized to determine the number of series into which the preferred stock may be divided, to determine the designations, powers, preferences, voting and other rights of each series. No series of preferred stock have been designated by our board of directors.

Our board of directors may designate a series of preferred stock by filing a certificate of designation under Delaware law to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued are likely to have priority over our common stock with respect to dividend or liquidation rights.

The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our shareholders, our board of directors could cause shares of preferred stock to be issued without shareholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent shareholder or shareholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us. The board of directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law.

Stock Options

As of March 6, 2012, there were 2,065,000 shares of common stock reserved for issuance under our 2011 Stock Incentive Plan. As of March 6, 2012, there were outstanding options to purchase 2,920,000 shares of our common stock issued under the 2011 Stock Incentive Plan with a weighted average price of $1.97.

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Anti-Takeover Effects of Delaware Law and Provisions of Our Certificate of Incorporation

We are subject to the provisions of Section 203 of the Delaware General Corporation Law  (the “Delaware anti-takeover law”). Under the Delaware anti-takeover law, certain “business combinations” are prohibited between a Delaware corporation, the stock of which is generally publicly traded or held of record by more than 2,000 stockholders, and an “interested stockholder” of such corporation for a three-year period following the date that such stockholder became an interested stockholder, unless: (i) the corporation has elected in its certificate of incorporation not to be governed by the Delaware anti-takeover law (the Company has not made such an election); (ii) the business combination was approved by the board of directors of the corporation before the other party to the business combination became an interested stockholder; (iii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan); or (iv) the business combination was approved by the board of directors of the corporation and ratified by 66 2/3% of the voting stock which the interested stockholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors. The term “business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries, and transactions which increase an interested stockholder’s percentage ownership of stock. The term “interested stockholder” is defined generally as those stockholders who become beneficial owners of 15% or more of a Delaware corporation’s voting stock. These statutory provisions could delay or frustrate the removal of incumbent directors or a change in control of the Company. They could also discourage, impede, or prevent a merger, tender offer, or proxy contest, even if such event would be favorable to the interests of stockholders.

Our certificate of incorporation grants the board of directors the authority, without any further vote or action by stockholders, to issue preferred stock in one or more series, fix the number of shares constituting the series and establish the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, redemption rights and liquidation preferences of the shares of the series. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid, since we could, for example, issue preferred stock to parties who might oppose such a takeover bid, or issue shares with terms the potential acquirer may find unattractive. This may have the effect of delaying or preventing a change in control, discourage bids for the common stock at a premium over the market price, and adversely affect the market price, and voting and other rights of holders of common stock. Our board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Interwest Transfer Company, Inc., 1981 Murray Holladay Road, Suite 100, Salt Lake City, Utah 84117 and their telephone number is (801) 272-9294.

NASDAQ Capital Market Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “KGJI.”

DESCRIPTION OF PREFERRED STOCK

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

•	the title and stated or par value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

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•	the provisions for a sinking fund, if any, for the preferred stock;

•	any voting rights of the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

•	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, or debt securities. Warrants may be issued independently or together with any common stock, preferred stock or debt securities, and may be attached to or separate from any offered securities. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

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•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	if appropriate, a discussion of Federal income tax consequences; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement.

After the close of business on the expiration date, unexercised warrants will become void. Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

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Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Unless we otherwise specify in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

As of March 6, 2012, there were outstanding warrants to purchase 2,408,050 shares of our common stock with a weighted average exercise price of $1.33.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus, but is not complete. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any new senior debt securities under a senior indenture that we will enter into with a trustee named in such senior indenture. We will issue any subordinated debt securities under a subordinated indenture that we will enter into with a trustee named in such subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures, forms of debt securities containing the terms of any debt securities to be offered, and other related documents will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Any indenture and any trustee will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “trustee” to refer to either a trustee under the senior indenture or a trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of any senior debt securities, any subordinated debt securities and the related indentures are subject to, and qualified in their entirety by reference to, all of the provisions of any indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to any debt securities that we may offer under this prospectus, as well as the complete indentures that contains the terms of any debt securities. Except as we may otherwise indicate, the terms of any senior indenture and any subordinated indenture will be identical.

In addition, the material specific financial, legal and other terms as well as any material U.S. federal income tax consequences particular to securities of each series will be described in the prospectus supplement relating to the securities of that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplement indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. This section and the applicable prospectus supplement summarize all the material terms of the applicable indenture and the debt security being offered.  They do not, however, describe every aspect of the indenture and the debt security. For example, in this section and the prospectus supplement we use terms that have been given special meaning in the indenture, but we describe the meaning for only the more important of those terms. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

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•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;

•	the maturity date;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability to:

•	incur additional indebtedness;

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•	issue additional securities;

•	create liens;

•	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders or affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of certain material or special U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the applicability of the provisions in the indenture on discharge;

•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

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•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Principal Amount, Stated Maturity and Maturity

The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that is a material restriction on our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

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•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 51% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default or differences in the events of default identified above relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 51% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

Subject to the terms of the indentures, the holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture occurs and continues, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that: the direction so given by the holder is not in conflict with any law or the applicable indenture; and subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indentures provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would involve the trustee in personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with assumption of obligations in the event of a consolidation, merger, or sale;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

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•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, provided that it does not have a material adverse effect on any holders as set forth in the indenture;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities —General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

•	to change anything that does not adversely affect the interests of any holder of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.

However, subject to the terms of the indenture for any series of debt securities that we may issue or otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the stated maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

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Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

Book-Entry

Debt securities in book-entry form are represented by a global security registered in the name of the Depository or its nominee, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the Depository’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the Depository and its participants. Payments on debt securities registered in the name of the Depository or its nominee will be made in immediately available funds to the Depository or such nominee as the registered owner. We and the trustee will treat the Depository or its nominee as the owner of such debt securities for all other purposes as well. Therefore, neither we, nor the trustee nor any paying agent has any direct responsibility or liability for the payment of any amount due on the debt securities to owners of beneficial interests in such global securities.

Except as set forth in an applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities in definitive form and will not be considered to be the owners or holders of any debt securities under such global security. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the Depository, and, if such person is not a participant in such Depository, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination

The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue, nor does it limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, preferred stock, debt securities, warrants or any combination of such securities. The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•	the terms of the units and of any of the common stock, preferred stock, debt securities, and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

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•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find Additional Information.”

Unless we provide otherwise in the applicable prospectus supplement, the unit agreements will be governed by and construed in accordance with the laws of the State of New York.

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange or market on which the securities may be listed.

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Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

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Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Reed Smith LLP, New York, New York.

EXPERTS

Friedman LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Friedman LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INFORMATION INCORPORATED BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents were filed with the SEC pursuant to the Exchange Act and are incorporated by reference and made a part of this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission on March 31, 2011;

•	Our Annual Report on Form 10-K/A for the year ended December 31, 2010, filed with the Securities and Exchange Commission on April 29, 2011;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the Securities and Exchange Commission on May 10, 2011;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed with the Securities and Exchange Commission on August 9, 2011, as amended on Form 10-Q/A filed with the Securities and Exchange Commission on August 9, 2011;

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•	Our Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2011, filed with the Securities and Exchange Commission on August 9, 2011;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, filed with the Securities and Exchange Commission on November 9, 2011;

•	The description of the common stock contained in our Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on April 12, 2000, as amended on August 17, 2010;

•	The description of the common stock contained in our Registration Statement on Form 8-A/A, filed with the Securities and Exchange Commission on August 17, 2010; and

•	Our Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 21, 2011, February 3, 2011, March 16, 2011, May 2, 2011, November 2, 2011, December 19, 2011 and December 30, 2011.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of this prospectus, through the date declared effective, until the termination of the offering of securities contemplated by this prospectus shall be deemed to be incorporated by reference into this prospectus.  These documents that we file later with the Securities and Exchange Commission and that are incorporated by reference in this prospectus will automatically update information contained in this prospectus or that was previously incorporated by reference into this prospectus.  You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

We will provide to any person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus, at no cost to the requesting party, upon request to us in writing or by telephone using the following information:

Kingold Jewelry, Inc.

15 Huangpu Science and Technology Park

Jiang’an District

Wuhan, Hubei Province, PRC 430023

Attn: Corporate Secretary

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Mgold 婚饰
唯有金·纯金精品 系列
世界黄金协会
青梅竹马
小时候的玩伴
长大后的情侣
一段段美好的回忆
是彼此真诚的心
酿出的永恒爱情

$10,000,000

Kingold Jewelry, Inc.

Common Stock

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PROSPECTUS SUPPLEMENT

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 November 19, 2014